Q1 2020 Update Exhibit 99.1

Highlights 03 Financial Summary04 Operational Summary06 Vehicle Capacity 07 Core Technology08 Other Highlights09 Outlook10 Photos & Charts11 Financial Statements19 Additional Information24

HIGHLIGHTS

Cash

$1.8B increase in our cash and cash equivalents in Q1 to $8.1B

Operating cash flow less capex (free cash flow) negative $895M in Q1 (of which $981M outflow due to inventory growth)

Profitability

$283M GAAP operating income; 4.7% operating margin in Q1

$16M GAAP net income; $227M non-GAAP net income (ex-SBC) in Q1

Gross margin at Giga Shanghai approaching level of US-made Model 3

Model Y gross margin positive in Q1

Operations

Model Y deliveries began, significantly ahead of schedule

Increased Model S range to 391 miles with no increase in battery capacity

Reached production of 1,000 Solar Roofs in a single week

SUMMARY

Q1 2020 was the first time in our history that we achieved a positive GAAP net income in the seasonally weak first quarter. Despite global operational challenges, we were able to achieve our best first quarter for both production and deliveries.

Although impacted by inefficiencies related to the temporary suspension of production and deliveries in many locations, our gross margin remained strong. At Gigafactory Shanghai, further volume growth resulted in a material improvement in margins of locally made Model 3 vehicles. In addition, Model Y contributed profits, which is the first time in our history that a new product has been profitable in its first quarter.

Despite the expiration of various government incentives at the end of last year, Q1 was pacing to be the strongest quarter of deliveries until our operations were interrupted in March. As a result, we remain confident in growing global production capacity as quickly as possible. We are continuing to significantly invest in our product roadmap, including improvements in technology, as well as localizing production in Shanghai and Berlin.

At the same time, we are diligently managing working capital, reducing non-critical spend, and driving productivity improvements. We believe we are well-positioned to manage near-term uncertainty while achieving our long-term plans.

SBC = stock-based compensation expense

3

T E S L A

FINANCIAL SUMMARY

(Unaudited)

($ in millions, except percentages and per share data)	Q1-2019	Q2-2019	Q3-2019	Q4-2019	Q1-2020	QoQ	YoY
Automotive revenues	3,724	5,376	5,353	6,368	5,132	-19%	38%
of which regulatory credits	216	111	134	133	354	166%	64%
Automotive gross profit	751	1,016	1,222	1,434	1,311	-9%	75%
Automotive gross margin	20.2%	18.9%	22.8%	22.5%	25.5%	303 bp	538 bp
Total revenues	4,541	6,350	6,303	7,384	5,985	-19%	32%
Total gross profit	566	921	1,191	1,391	1,234	-11%	118%
Total GAAP gross margin	12.5%	14.5%	18.9%	18.8%	20.6%	178 bp	815 bp
Operating expenses	1,088	1,088	930	1,032	951	-8%	-13%
(Loss) income from operations	(522)	(167)	261	359	283	-21%	154%
Operating margin	-11.5%	-2.6%	4.1%	4.9%	4.7%	-13 bp	1,622 bp
Adjusted EBITDA	155	572	1,083	1,175	951	-19%	514%
Adjusted EBITDA margin	3.4%	9.0%	17.2%	15.9%	15.9%	-2 bp	1,248 bp
Net (loss) income attributable to common stockholders (GAAP)	(702)	(408)	143	105	16	-85%	N/A
Net (loss) income attributable to common stockholders (non-GAAP)	(494)	(198)	342	386	227	-41%	N/A
EPS attributable to common stockholders, basic (GAAP)	(4.10)	(2.31)	0.80	0.58	0.09	-85%	N/A
EPS attributable to common stockholders, basic (non-GAAP)	(2.90)	(1.12)	1.91	2.14	1.24	-42%	N/A
Net cash (used in) provided by operating activities	(640)	864	756	1,425	(440)	-131%	-31%
Capital expenditures	(280)	(250)	(385)	(412)	(455)	10%	63%
Free cash flow	(920)	614	371	1,013	(895)	-188%	-3%
Cash and cash equivalents	2,198	4,955	5,338	6,268	8,080	29%	268%

EPS = Earnings per share

4

TESLA

FINANCIAL SUMMARY

Revenue

In Q1, we reached our highest ever revenue for a seasonally slower first quarter as our total revenue grew 32% YoY. Sequentially, our revenue was mainly impacted by lower deliveries, driven primarily by limitations on our ability to deliver vehicles towards the end of the quarter. As expected, our average selling price (ASP) declined further as our mix continues to shift from Model S and Model X to the more affordable Model 3 and Model Y.

Profitability

Our automotive gross margin of 25.5% as well as total gross margin of 20.6% both reached their highest levels in 18 months. Sequentially, GAAP gross margin was impacted by improved profitability of Gigafactory Shanghai, higher regulatory credit revenue, lower delivery volume, Model Y and Solar Roof ramp cost and lower volumes of solar and storage.

Cash

Quarter-end cash and cash equivalents increased by $1.8B QoQ to $8.1B, driven mainly by our recent $2.3B capital raise and offset by negative quarterly free cash flow of $895M. Sequential inventory growth impacted our operating cash flow negatively by $981M, which was primarily attributed to the interruption of our operations at the end of the quarter. Capital expenditures increased sequentially mainly due to investments in Model Y preparations in Fremont and Gigafactory Shanghai.

5

OPERATIONAL SUMMARY

(Unaudited)

	Q1-2019	Q2-2019	Q3-2019	Q4-2019	Q1-2020	QoQ	YoY
Model S/X production	14,163	14,517	16,318	17,933	15,390	-14%	9%
Model 3/Y production	62,975	72,531	79,837	86,958	87,282	0%	39%
Total production	77,138	87,048	96,155	104,891	102,672	-2%	33%
Model S/X deliveries	12,091	17,722	17,483	19,475	12,230	-37%	1%
of which subject to lease accounting	1,363	1,820	2,588	2,807	1,940	-31%	42%
Model 3/Y deliveries	50,928	77,634	79,703	92,620	76,266	-18%	50%
of which subject to lease accounting	–	4,322	6,498	6,041	4,164	-31%	N/A
Total deliveries	63,019	95,356	97,186	112,095	88,496	-21%	40%
Global inventory (days of supply)[1]	30	18	17	11	20	82%	-33%
Solar deployed (MW)	47	29	43	54	35	-35%	-26%
Storage deployed (MWh)	229	415	477	530	260	-51%	14%
Store and Service locations	377	402	413	429	434	1%	15%
Mobile service fleet	550	651	719	743	756	2%	37%
Supercharger stations	1,490	1,587	1,653	1,821	1,917	5%	29%
Supercharger connectors	12,767	13,881	14,658	16,104	17,007	6%	33%

Our finished vehicle inventory levels increased to 20 days of supply[1] at the end of Q1 as we were unable to deliver cars at a normal pace towards the end of the quarter.

Our fast-charging Supercharger network is currently approaching 2,000 stations worldwide.

1 The industry reference for days of supply is calculated by dividing new car inventory by the trailing four quarters of deliveries and using 261 working days (source: Automotive News).

6

VEHICLE CAPACITY

Fremont

In early Q1, we began production of Model Y in Fremont, using a combination of new production lines as well as shared capacity with Model 3. Our simplified and scalable approach to manufacturing is starting to take effect. We were able to build more Model Y vehicles in its first quarter of production than in the first two quarters of Model 3 in 2017. Model Y production also exceeded the first quarter of production of Model 3 in Shanghai, demonstrating continued improvements in program execution. Additionally, we achieved positive gross margin for Model Y in its first production quarter.

Shanghai

Our Gigafactory Shanghai ramp is progressing according to plan. Due to better than expected progress, we believe Model 3 will achieve a production rate of ~4,000/week (or ~200k/year extrapolated run rate) by mid-2020. Thus far, we have been able to ensure component supply in order to continue operations at the facility.

In Q1, we produced only the Standard Range Plus version of Model 3. As part of our planned roadmap, in April 2020, we opened the online configurator for a Long Range version as well as for a Performance version.

Berlin-Brandenburg

We recently finished the land preparation phase and are about to break ground on the construction phase of this project. Based on the current progress, we are on track to start the first Model Y deliveries from Gigafactory Berlin in 2021.

Installed Annual Capacity		Current	Status
Fremont	Model S / Model X	90,000	Production
	Model 3 / Model Y	* 400,000	Production
Shanghai	Model 3	200,000	Production
	Model Y	-	Construction
Berlin	Model 3	-	In development
	Model Y	-	Construction
United States	Tesla Semi	-	In development
	Roadster	-	In development
	Cybertruck	-	In development

* Model 3/ Model Y installed capacity in Fremont will extend to 500,000 in 2020


Tesla Model 3
All main sedan competitors
Tesla Model Y
All main crossover competitors
0
50,000
100,000
150,000
200,000
250,000

Model Y market potential – US deliveries in the last 4 quarters

Main sedan competitors: Mercedes C-class, BMW 3-series, Audi A4/S4, Lexus IS, Jaguar XE
Main crossover competitors: Mercedes GLC, BMW X3, Audi Q5, Lexus NX, Jaguar F-pace, Porsche Macan

7

CORE TECHNOLOGY

Autopilot & Full Self Driving (FSD)

We enabled stop sign and traffic light recognition and braking for our Early Access Program users at the end of Q1 and to the wider public in April 2020. As we have done with previous releases of major new features, drivers will be required to confirm their attention in order to continue. Once enough real-world data is collected, the system will become more capable and our vehicles will continue driving through intersections without a confirmation.

Vehicle Software

Among many other security and functionality improvements, we launched "DashCam Viewer". Many customers have been requesting the possibility to view footage recorded by Autopilot cameras directly on the car screen. With the latest software update, our users can now view their Sentry Mode videos from all four angles (front, back, left & right cameras). That way, Tesla owners know right away if the Sentry Mode recording requires further attention.

Battery & Powertrain

The maximum range of both Model S and Model X has been extended further, even without increasing the size of the battery pack. Customers consider long range as one of the most important factors when switching from a combustion engine vehicle to an EV, and our lead has continued to increase, with 391 miles for Model S and 351 miles for Model X.

We recently introduced the new heat pump system, including the octovalve for Model Y, which allowed us to reach similar EPA range to Model 3 while being ~10% heavier.



Traffic light recognition and braking



Tesla Model S
Highest range non-Tesla EV
400
350
300
250
200
150
100
50
0
97 mile gap
132 mile gap
Apr-2017
Apr-2018
Apr-2019
Apr-2020

EPA range – extending the range gap

8

O T H E R H I G H L I G H T S Energy Business  Megapack, a battery pack of up to 3 MWh that is preassembled at Gigafactory Nevada as a single unit, is gaining traction. We have seen an inflection point in interest for utility level storage, primarily driven by progress in reducing costs. At the moment, the demand level for this product remains above our capacity. Our order book continues to expand due to multiple projects in the pipeline that are far bigger than our Hornsdale battery in South Australia – which is still the largest Li-ion battery in the world.  We have also seen an increase in cross-selling within the energy business as more than 40% of our residential solar customers opt for at least one Powerwall.  In Q1, we installed our 100,000th Powerwall. Solar Roof In Q1, Gigafactory New York reached a significant milestone. In a single week, Solar Roof production exceeded 4 MW, enough for up to 1,000 homes. We will continue to onboard new installers in order to synchronize our ability to both produce and install Solar Roofs. Feedback from Solar Roof owners has been very positive.  Before 9 After

OUTLOOK

Introduction

It is difficult to predict how quickly vehicle manufacturing and its global supply chain will return to prior levels. Due to the wide range of potential outcomes, near-term guidance of net income and free cash flow would likely be inaccurate. We will again revisit our 2020 guidance in our Q2 update.

Volume

We have the capacity installed to exceed 500,000 vehicle deliveries this year, despite announced production interruptions. For our US factories, it remains uncertain how quickly we and our suppliers will be able to ramp production after resuming operations. We are coordinating closely with each supplier and associated government.

Cash Flow

While near-term cash flow guidance is currently on hold, we are continuing to significantly invest in our product roadmap and long-term capacity expansion plans as we have sufficient liquidity. Model Y production lines in Shanghai and Berlin remain our most important near-term projects.

Profit

While near-term profit guidance is currently on hold, we believe we will achieve industry leading operating margins and profitability with capacity expansion and localization plans underway.

Product

We expect that production of both Model Y in Fremont and Model 3 in Shanghai will continue to ramp gradually through Q2. We are continuing to build capacity for Model Y at Gigafactory Berlin and Gigafactory Shanghai and remain on track to start deliveries from both locations in 2021. Lastly, we are shifting our first Tesla Semi deliveries to 2021.

10

P H O T O S & C H A R T S

G I G A F A C T O R Y S H A N G H A I - F U T U R E M O D E L Y F A C T O R Y 12

13 G I G A F A C T O R Y S H A N G H A I - B A T T E R Y M O D U L E & P A C K F A C T O R Y

14 G I G A F A C T O R Y S H A N G H A I - B A T T E R Y M O D U L E & P A C K P R O D U C T I O N L I N E

SIMPLIFICATION OF VEHICLE STRUCTURE AND MANUFACTURING



Model 3 rear underbody
70 pieces of metal



Model Y rear underbody
2 pieces of metal (eventually a single piece)

15

TESLA

SIMPLIFICATION OF VEHICLE STRUCTURE AND MANUFACTURING



Model 3 rear underbody
70 pieces of metal



Model Y rear underbody
2 pieces of metal (eventually a single piece)

Other components connected to the rear underbody structure shown in both photos

16

TESLA

Vehicle Deliveries (units) Net Income ($B) K E Y   M E T R I C S   Q U A R T E R L Y  (Unaudited) 17 Operating cash flow ($B) Free cash flow ($B)

K E Y   M E T R I C S   T R A I L I N G   1 2   M O N T H S   ( T T M ) (Unaudited) Vehicle Deliveries (units) Operating cash flow ($B) Free cash flow ($B) Net Income ($B) 18

F I N A N C I A L S T A T E M E N T S

STATEMENT OF OPERATIONS
(Unaudited)

In millions of USD or shares as applicable, except per share data	Q1-2019	Q2-2019	Q3-2019	Q4-2019	Q1-2020
REVENUES					
Automotive sales	3,509	5,168	5,132	6,143	4,893
Automotive leasing	215	208	221	225	239
Total automotive revenue	3,724	5,376	5,353	6,368	5,132
Energy generation and storage	324	369	402	436	293
Services and other	493	605	548	580	560
Total revenues	4,541	6,350	6,303	7,384	5,985
COST OF REVENUES					
Automotive sales	2,856	4,254	4,014	4,815	3,699
Automotive leasing	117	106	117	119	122
Total automotive cost of revenues	2,973	4,360	4,131	4,934	3,821
Energy generation and storage	316	326	314	385	282
Services and other	686	743	667	674	648
Total cost of revenues	3,975	5,429	5,112	5,993	4,751
Gross profit	**566**	**921**	**1,191**	**1,391**	**1,234**
OPERATING EXPENSES					
Research and development	340	324	334	345	324
Selling, general and administrative	704	647	596	699	627
Restructuring and other	44	117	-	(12)	-
Total operating expenses	1,088	1,088	930	1,032	951
(LOSS) INCOME FROM OPERATIONS	(522)	(167)	261	359	283
Interest income	9	10	15	10	10
Interest expense	(158)	(172)	(185)	(170)	(169)
Other income (expense), net	26	(41)	85	(25)	(54)
(LOSS) INCOME BEFORE INCOME TAXES	(645)	(370)	176	174	70
Provision for income taxes	23	19	26	42	2
NET (LOSS) INCOME	(668)	(389)	150	132	68
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	34	19	7	27	52
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	(702)	(408)	143	105	16
Net (loss) income per share of common stock attributable to common stockholders					
Basic	(4.10)	(2.31)	0.80	0.58	0.09
Diluted	(4.10)	(2.31)	0.78	0.56	0.08
Weighted average shares used in computing net (loss) income per share of common stock					
Basic	173	177	179	180	183
Diluted	173	177	184	187	199

20 TESLA

BALANCE SHEET
(Unaudited)

In millions of USD	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19	31-Mar-20
ASSETS					
Current assets					
Cash and cash equivalents	2,198	4,955	5,338	6,268	8,080
Accounts receivable, net	1,047	1,147	1,128	1,324	1,274
Inventory	3,837	3,382	3,581	3,552	4,494
Prepaid expenses and other current assets	596	698	893	959	1,045
Total current assets	7,678	10,182	10,940	12,103	14,893
Operating lease vehicles, net	1,973	2,070	2,253	2,447	2,527
Solar energy systems, net	6,242	6,201	6,168	6,138	6,106
Property, plant and equipment, net	9,851	10,082	10,190	10,396	10,638
Operating lease right-of-use assets	1,253	1,248	1,234	1,218	1,197
Goodwill and intangible assets, net	348	481	537	537	516
Other non-current assets	1,568	1,609	1,473	1,470	1,373
Total assets	**28,913**	**31,873**	**32,795**	**34,309**	**37,250**
LIABILITIES AND EQUITY					
Current liabilities					
Accounts payable	3,249	3,134	3,468	3,771	3,970
Accrued liabilities and other	2,757	3,150	2,938	3,222	2,825
Deferred revenue	763	884	1,045	1,163	1,186
Customer deposits	768	631	665	726	788
Current portion of debt and finance leases (1)	1,706	1,791	2,030	1,785	3,217
Total current liabilities	9,243	9,590	10,146	10,667	11,986
Debt and finance leases, net of current portion (1)	9,788	11,235	11,313	11,634	10,666
Deferred revenue, net of current portion	1,157	1,182	1,140	1,207	1,199
Other long-term liabilities	2,687	2,717	2,714	2,691	2,667
Total liabilities	22,875	24,724	25,313	26,199	26,518
Redeemable noncontrolling interests in subsidiaries	570	580	600	643	632
Convertible senior notes	–	–	–	–	60
Total stockholders' equity	4,606	5,715	6,040	6,618	9,173
Noncontrolling interests in subsidiaries	862	854	842	849	867
Total liabilities and equity	**28,913**	**31,873**	**32,795**	**34,309**	**37,250**
(1) Breakdown of our debt is as follows:					
Vehicle and energy product financing (non-recourse)	**3,457**	**3,518**	**3,702**	**4,183**	**4,022**
Other non-recourse debt	29	35	155	355	708
Recourse debt	6,517	7,813	7,882	7,263	7,600
Total debt excluding vehicle and energy product financing	**6,546**	**7,848**	**8,037**	**7,618**	**8,308**

21

STATEMENT OF CASH FLOWS
(Unaudited)

In millions of USD	Q1-2019	Q2-2019	Q3-2019	Q4-2019	Q1-2020
CASH FLOWS FROM OPERATING ACTIVITIES					
Net (loss) income	(668)	(389)	150	132	68
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:					
Depreciation, amortization and impairment	468	579	530	577	553
Stock-based compensation	208	210	199	281	211
Operating cash flow related to repayment of discounted convertible notes	(188)	–	–	–	–
Other	216	176	69	204	175
Changes in operating assets and liabilities, net of effect of business combinations	(676)	288	(192)	231	(1,447)
Net cash (used in) provided by operating activities	**(640)**	**864**	**756**	**1,425**	**(440)**
CASH FLOWS FROM INVESTING ACTIVITIES					
Capital expenditures	(280)	(250)	(385)	(412)	(455)
Payments for the cost of solar energy systems, net	(25)	(18)	(25)	(37)	(26)
Purchase of intangible assets	–	(5)	–	–	–
Receipt of government grants	–	–	–	46	1
Business combinations, net of cash acquired	(1)	32	(76)	–	–
Net cash used in investing activities	**(306)**	**(241)**	**(486)**	**(403)**	**(480)**
CASH FLOWS FROM FINANCING ACTIVITIES					
Net cash flows from debt activities	(456)	1,326	(55)	(591)	544
Collateralized lease repayments	(134)	(85)	(83)	(87)	(97)
Net (repayments) borrowings under vehicle and solar financing	(95)	58	183	478	(160)
Net cash flows from noncontrolling interests - Auto	(33)	19	30	19	(8)
Net cash flows from noncontrolling interests - Solar	(13)	(41)	(28)	6	(40)
Proceeds from issuances of common stock in public offerings	–	848	–	–	2,309
Other	78	18	71	96	160
Net cash (used in) provided by financing activities	**(653)**	**2,143**	**118**	**(79)**	**2,708**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	5	–	(11)	14	(24)
Net (decrease) increase in cash and cash equivalents and restricted cash	(1,594)	2,766	377	957	1,764
Cash and cash equivalents and restricted cash at beginning of period	4,277	2,683	5,449	5,826	6,783
Cash and cash equivalents and restricted cash at end of period	2,683	5,449	5,826	6,783	8,547

22 TESLA

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION
(Unaudited)

In millions of USD or shares as applicable, except per share data	Q1-2019	Q2-2019	Q3-2019	Q4-2019	Q1-2020
Net (loss) income attributable to common stockholders (GAAP)	(702)	(408)	143	105	16
Stock-based compensation expense	208	210	199	281	211
Net (loss) income attributable to common stockholders (non-GAAP)	(494)	(198)	342	386	227
Net (loss) income per share attributable to common stockholders, basic (GAAP)	(4.10)	(2.31)	0.80	0.58	0.09
Stock-based compensation expense	1.20	1.19	1.11	1.56	1.15
Net (loss) income per share attributable to common stockholders, basic (non-GAAP)	(2.90)	(1.12)	1.91	2.14	1.24
Shares used in per share calculation, basic (GAAP and non-GAAP)	173	177	179	180	183
Net (loss) income attributable to common stockholders (GAAP)	(702)	(408)	143	105	16
Interest expense	158	172	185	170	169
Provision for income taxes	23	19	26	42	2
Depreciation, amortization and impairment	468	579	530	577	553
Stock-based compensation expense	208	210	199	281	211
Adjusted EBITDA (non-GAAP)	155	572	1,083	1,175	951
Total revenues	4,541	6,350	6,303	7,384	5,985
Adjusted EBITDA margin (non-GAAP) [1]	3.4%	9.0%	17.2%	15.9%	15.9%
Automotive gross margin (GAAP)	20.2%	18.9%	22.8%	22.5%	25.5%
Total regulatory credit revenue recognized	-4.9%	-1.7%	-2.0%	-1.6%	-5.5%
Automotive gross margin excluding regulatory credits (non-GAAP)	15.3%	17.2%	20.8%	20.9%	20.0%

In millions of USD	2Q-2017	3Q-2017	4Q-2017	1Q-2018	2Q-2018	3Q-2018	4Q-2018	1Q-2019	2Q-2019	3Q-2019	4Q-2019	1Q-2020
Net cash (used in) provided by operating activities (GAAP)	(200)	(301)	510	(398)	(130)	1,391	1,235	(640)	864	756	1,425	(440)
Capital expenditures	(959)	(1,116)	(787)	(656)	(610)	(510)	(325)	(280)	(250)	(385)	(412)	(455)
Free cash flow (non-GAAP)	(1,159)	(1,417)	(277)	(1,054)	(740)	881	910	(920)	614	371	1,013	(895)

In millions of USD	2Q-2017	3Q-2017	4Q-2017	1Q-2018	2Q-2018	3Q-2018	4Q-2018	1Q-2019	2Q-2019	3Q-2019	4Q-2019	1Q-2020
Net cash (used in) provided by operating activities - TTM (GAAP)	(294)	(1,019)	(61)	(389)	(319)	1,373	2,098	1,856	2,850	2,215	2,405	2,605
Capital expenditures - TTM	(2,282)	(3,150)	(3,415)	(3,518)	(3,169)	(2,563)	(2,101)	(1,725)	(1,365)	(1,240)	(1,327)	(1,502)
Free cash flow - TTM (non-GAAP)	(2,576)	(4,169)	(3,476)	(3,907)	(3,488)	(1,190)	(3)	131	1,485	975	1,078	1,103

[1] Adjusted EBITDA margin is Adjusted EBITDA as a percentage of Total revenues

23

A D D I T I O N A L   I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its first quarter 2020 financial results conference call beginning at 3:30 p.m. PT on April 29, 2020 at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter.   CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units installed and equipment sales; we report installations at time of commissioning for storage projects or inspection for solar projects, and equipment sales at time of delivery. "Adjusted EBITDA" is equal to (i) net income (loss) attributable to common stockholders before (ii) interest expense, (iii) provision for income taxes, (iv) depreciation, amortization and impairment and (v) stock-based compensation, which is the same measurement for this term pursuant to the performance-based stock option award granted to our CEO in 2018. "Free cash flow" is operating cash flow less capital expenditures. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include planning purposes. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. non-GAAP automotive gross margin, non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a basic per share basis, Adjusted EBITDA, Adjusted EBITDA margin, and free cash flow. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations because it allows investors greater transparency to the information used by Tesla management in its financial and operational decision-making so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla management uses to run the business as well as allows investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above.   FORWARD-LOOKING STATEMENTS Certain statements in this update, including statements in the “Outlook” section; statements relating to the development, production capacity and rates, volumes, demand, deliveries, deployment, features and/or timing of existing and future Tesla products and technologies such as Model 3, Model Y, Tesla Semi, Autopilot and Full Self Driving, and our energy products such as Megapack, statements regarding cash flow, gross margin, spending, capital expenditure and profitability targets; statements regarding productivity improvements and cost reductions; statements regarding construction, expansion and/or ramp at the Tesla Factory, Gigafactory Shanghai and Gigafactory Berlin; and statements regarding our ability to manage near-term uncertainties, are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the risk of delays in the manufacture, production, delivery and/or completion of our vehicles and energy products and product features, including Model 3, Model Y and our autonomous driving features; our ability to grow our production, sales, delivery and servicing capabilities, and manage future growth effectively, especially internationally; consumers’ willingness to adopt electric vehicles generally and our ability to design and grow simultaneous and separate market acceptance of and demand for our vehicles; the ability of suppliers to meet quality and part delivery expectations at increasing volumes, especially with respect to our high-volume models; our ability to sustain and further grow our ramp of battery cell, energy product and product component production at Gigafactory Nevada; our ability to ramp Gigafactory Shanghai in accordance with our plans; any failures by Tesla products to perform as expected or if product recalls occur; our ability to continue to reduce or control manufacturing and other costs; competition in the automotive and energy product markets generally and the alternative fuel vehicle market and the premium vehicle markets in particular; our ability to execute on our evolving strategy for product sales, service, charging and other customer infrastructure; the unavailability, reduction or elimination of government and economic incentives for electric vehicles and energy products; potential difficulties in performing and realizing potential benefits under definitive agreements for our existing and future manufacturing facilities; our ability to attract and retain key employees and qualified personnel; our ability to maintain the security of our information and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our annual report on Form 10-K filed with the SEC on February 13, 2020. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. 24